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                                                                       EXHIBIT 5

[ARENT FOX LETTERHEAD]

ARENT FOX
1050 Connecticut Avenue, NW
Washington, DC  20036-5339

Gerald P. McCartin
Tel: 202/857-6090
Fax: 202/857-6395


November 8, 1996

InSight Health Services Corp.
4400 MacArthur Boulevard
Newport Beach, CA 92660

Ladies and Gentlemen:

We have acted as counsel to InSight Health Services Corp. (the "Company") with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 1,185,351 shares of its $0.001 par value common stock (the "Shares") issuable upon exercise of stock options granted under: the InSight Health Services Corp. 1996 Employee Stock Option Plan; the InSight Health Services Corp. 1996 Directors' Stock Option Plan; the American Health Services Corp. 1987 Stock Option Plan; the American Health Services Corp. 1989 Stock Incentive Plan; the American Health Services Corp. 1992 Option and Incentive Plan; the Maxum Health Corp. 1989 Stock Option Plan; and the Maxum Health Corp. Stock Option Agreements (collectively, the "Plans").

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

Based on the foregoing, we of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules promulgated thereunder.


Very truly yours,



ARENT FOX KINTNER PLOTKIN & KAHN